NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. BERKLEY CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Gross Premiums Written Grew 9.3% and Return on Equity of 20.6%
Greenwich, CT, January 26, 2021 - W. R. Berkley Corporation (NYSE: WRB) today reported its fourth quarter and full year 2020 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019

Gross premiums written	$2,221,484	$2,033,078	$8,847,647	$8,262,219
Net premiums written	1,797,457	1,660,528	7,262,437	6,863,499

Net income to common stockholders	312,150	119,306	530,670	681,944
Net income per diluted share	1.67	0.62	2.81	3.52

Operating income (1)	173,043	137,530	438,253	589,057
Operating income per diluted share	0.92	0.71	2.32	3.04

Return on equity (2)	20.6%	8.8%	8.7%	12.5%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders’ equity.

W. R. Berkley Corporation        2

Fourth quarter highlights included:
•All-time record net income of $312.2 million.
•Return on equity of 20.6%.
•Gross and net premiums written increased 9.3% and 8.2%, respectively.
•The reported combined ratio was 90.9%. The accident year combined ratio before catastrophe losses was 88.8%.
•Underwriting income increased 44.2% to $165.4 million.
•Catastrophes added 2.3 loss ratio points to the reported combined ratio, including 1.5 loss ratio points for COVID-19 related losses.
•Average rate increases excluding workers' compensation were approximately 15.4%.
•Book value per share grew 6.1%, before share repurchases and dividends.

Full year highlights included:
•Average rate increases excluding workers’ compensation were approximately 13.6%.
•Paid loss ratio of 51.9%.
•Operating cash flow increased 41.3% to more than $1.6 billion.
•Gross and net premiums written increased 7.1% and 5.8%, respectively.
•Book value per share grew 10.5%, before share repurchases and dividends.
•Total capital returned to shareholders was $430 million, including $346 million of share repurchases and $84 million of dividends.

The Company commented:
By every measure, the Company had an outstanding quarter, with earnings of $312 million and more than 9% growth in gross premiums written. We reported a combined ratio of 90.9%, which is the lowest in 13 years, and underwriting income of $165 million, which increased by 44.2%.
Our rate increases continued to accelerate throughout the year in connection with our efforts to stay ahead of current and expected loss trends. The global pandemic, frequent catastrophe losses, social inflation and low interest rates continue to reinforce the industry’s need for disciplined underwriting and additional rate.
Our total return investment strategy delivered strong performance, driven by our alternative investment portfolio. Net investment income grew 32%, despite the defensive position in our fixed-maturity securities, where we maintain a relatively short duration and a high level of liquidity.
The Company again delivered a superior risk-adjusted return, in a challenging environment. We see no signs of rate increases moderating and expect that 2021 will provide opportunities for margin improvement.

W. R. Berkley Corporation        3
Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 26, 2021, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/annual-reports/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2021 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the ongoing COVID-19 pandemic, including the related impact on the U.S. and global economies; the cyclical nature of the property casualty industry; the impact of significant competition, including new alternative entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities, epidemics or pandemics, such as COVID-19; the impact of climate change, which may increase the frequency and severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2021 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

# # #

W. R. Berkley Corporation        5
Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019
Revenues:
Net premiums written	$1,797,457	$1,660,528	$7,262,437	$6,863,499
Change in unearned premiums	16,133	56,253	(331,594)	(230,211)
Net premiums earned	1,813,590	1,716,781	6,930,843	6,633,288
Net investment income	180,977	137,334	583,821	645,614
Net investment gains (losses):
Net realized and unrealized gains (losses) on investments	162,918	(22,988)	73,514	120,703
Change in allowance for credit losses on investments (1)	393	—	29,486	—
Net investment gains (losses)	163,311	(22,988)	103,000	120,703
Revenues from non-insurance businesses	132,923	123,537	389,888	406,541
Insurance service fees	21,521	21,240	88,777	92,680
Other income	149	170	2,596	3,370
Total revenues	2,312,471	1,976,074	8,098,925	7,902,196
Expenses:
Losses and loss expenses	1,111,695	1,072,166	4,468,706	4,131,116
Other operating costs and expenses	637,250	601,121	2,390,392	2,362,082
Expenses from non-insurance businesses	128,457	122,527	384,488	402,669
Interest expense	35,663	33,496	150,537	153,409
Total expenses	1,913,065	1,829,310	7,394,123	7,049,276
Income before income taxes	399,406	146,764	704,802	852,920
Income tax expense	(86,917)	(26,970)	(171,817)	(168,935)
Net income before noncontrolling interests	312,489	119,794	532,985	683,985
Noncontrolling interests	(339)	(488)	(2,315)	(2,041)
Net income to common stockholders	$312,150	$119,306	$530,670	$681,944

Net income per share:
Basic	$1.68	$0.62	$2.84	$3.58
Diluted	$1.67	$0.62	$2.81	$3.52

Average shares outstanding (2):
Basic	185,693	191,106	186,924	190,722
Diluted	187,180	193,280	188,763	193,521

(1)The inclusion of the allowance for credit losses on investments commenced January 1, 2020 due to the adoption of ASU 2016-13.
(2)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

W. R. Berkley Corporation        6
Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019
Insurance:
Gross premiums written	$1,996,169	$1,832,711	$7,837,496	$7,398,573
Net premiums written	1,592,311	1,484,932	6,347,101	6,086,009
Premiums earned	1,586,578	1,523,748	6,067,669	5,919,819
Pre-tax income	236,548	202,085	668,012	814,862
Loss ratio	63.4%	62.6%	64.9%	62.4%
Expense ratio	29.4%	30.4%	30.3%	31.1%
GAAP combined ratio	92.8%	93.0%	95.2%	93.5%

Reinsurance & Monoline Excess:
Gross premiums written	$225,315	$200,367	$1,010,151	$863,646
Net premiums written	205,146	175,596	915,336	777,490
Premiums earned	227,012	193,033	863,174	713,469
Pre-tax income	94,975	44,837	205,587	189,188
Loss ratio	46.7%	61.1%	61.3%	61.5%
Expense ratio	31.1%	34.4%	31.8%	35.0%
GAAP combined ratio	77.8%	95.5%	93.1%	96.5%

Corporate and Eliminations:
Net investment gains (losses)	$163,311	$(22,988)	$103,000	$120,703
Interest expense	(35,663)	(33,496)	(150,537)	(153,409)
Other revenues and expenses	(59,765)	(43,674)	(121,260)	(118,424)
Pre-tax gain (loss)	67,883	(100,158)	(168,797)	(151,130)

Consolidated:
Gross premiums written	$2,221,484	$2,033,078	$8,847,647	$8,262,219
Net premiums written	1,797,457	1,660,528	7,262,437	6,863,499
Premiums earned	1,813,590	1,716,781	6,930,843	6,633,288
Pre-tax income	399,406	146,764	704,802	852,920
Loss ratio	61.3%	62.4%	64.5%	62.3%
Expense ratio	29.6%	30.9%	30.4%	31.5%
GAAP combined ratio	90.9%	93.3%	94.9%	93.8%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

W. R. Berkley Corporation        7
Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2020	2019	2020	2019
Net premiums written:
Other liability	$594,546	$537,674	$2,342,884	$2,145,287
Short-tail lines (1)	325,809	319,423	1,300,750	1,254,180
Workers' compensation	241,935	282,840	1,099,886	1,280,573
Commercial automobile	227,190	188,459	876,031	796,993
Professional liability	202,831	156,536	727,550	608,976
Total Insurance	1,592,311	1,484,932	6,347,101	6,086,009
Casualty reinsurance	141,481	116,698	560,717	460,239
Property reinsurance	41,174	37,673	178,023	154,455
Monoline excess	22,491	21,225	176,596	162,796
Total Reinsurance & Monoline Excess	205,146	175,596	915,336	777,490
Total	$1,797,457	$1,660,528	$7,262,437	$6,863,499

Losses from catastrophes (including COVID-19 related losses):
Insurance	$62,380	$14,744	$307,037	$68,187
Reinsurance & Monoline Excess	(19,934)	5,736	$32,799	21,914
Total	$42,446	$20,480	339,836	$90,101

Net investment income:
Core portfolio (2)	$102,039	$137,022	$451,637	$541,834
Investment funds	52,992	(8,090)	54,253	69,194
Arbitrage trading account	25,946	8,402	77,931	34,586
Total	$180,977	$137,334	$583,821	$645,614

Net realized and unrealized gains (losses) on investments:
Net realized gains on investments	$126,927	$7,442	$99,382	$35,411
Change in unrealized gains (losses) on equity securities	35,991	(30,430)	(25,868)	85,292
Total	$162,918	$(22,988)	$73,514	$120,703

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$536,507	$529,951	$2,111,013	$2,090,301
Insurance service expenses	21,694	23,804	85,724	101,317
Net foreign currency losses (gains)	24,207	(1,631)	363	(30,715)
Debt extinguishment costs	8,440	—	8,440	—
Other costs and expenses	46,402	48,997	184,852	201,179
Total	$637,250	$601,121	$2,390,392	$2,362,082

Cash flow from operations	$479,740	$348,749	$1,616,686	$1,143,793

Reconciliation of net income to operating income:
Net income	$312,150	$119,306	$530,670	$681,944
Pre-tax investment (gains) losses, net of related expenses	(162,337)	23,066	(102,027)	(117,730)
Income tax expense (benefit)	23,230	(4,842)	9,610	24,843
Operating income after-tax (3)	$173,043	$137,530	$438,253	$589,057

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

W. R. Berkley Corporation        8
Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2020	December 31, 2019

Net invested assets (1)	$21,370,503	$19,856,776
Total assets	28,606,913	26,662,144
Reserves for losses and loss expenses	13,784,430	12,583,249
Senior notes and other debt	1,623,025	1,427,575
Subordinated debentures	1,102,309	1,198,704
Common stockholders’ equity (2)	6,310,802	6,074,939
Common stock outstanding (3)	177,825	183,412
Book value per share (4)	35.49	33.12
Tangible book value per share (4)	34.22	31.87

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of December 31, 2020, reflected in common stockholders' equity are after-tax unrealized investment gains of $290 million and unrealized currency translation losses of $352 million. As of December 31, 2019, after-tax unrealized investment gains were $125 million and unrealized currency translation losses were $382 million.
(3)During the three months ended December 31, 2020, the Company repurchased 542,434 shares of its common stock for $34 million. During the twelve months ended December 31, 2020, the Company repurchased 6,363,301 shares of its common stock for $346 million. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

W. R. Berkley Corporation        9
Investment Portfolio
December 31, 2020
(Amounts in thousands)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$603,871	2.8%
State and municipal:
Special revenue	$2,252,067	10.6%
State general obligation	493,147	2.3%
Local general obligation	450,624	2.1%
Pre-refunded	276,672	1.3%
Corporate backed	214,473	1.0%
Total state and municipal	3,686,983	17.3%
Mortgage-backed securities:
Agency	630,784	3.0%
Residential - Prime	199,481	0.9%
Commercial	187,717	0.9%
Residential - Alt A	8,803	—%
Total mortgage-backed securities	1,026,785	4.8%
Asset-backed securities	3,194,586	14.9%
Corporate:
Industrial	2,564,475	12.0%
Financial	1,575,903	7.4%
Utilities	421,165	2.0%
Other	110,038	0.5%
Total corporate	4,671,581	21.9%
Foreign government	975,563	4.6%
Total fixed maturity securities (1)	14,159,369	66.3%
Equity securities available for sale:
Common stocks	350,181	1.6%
Preferred stocks	275,486	1.3%
Total equity securities available for sale	625,667	2.9%
Cash and cash equivalents (2)	2,889,630	13.5%
Real estate	1,960,914	9.2%
Investment funds (3)	1,308,537	6.1%
Arbitrage trading account	341,473	1.6%
Loans receivable	84,913	0.4%
Net invested assets	$21,370,503	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.9 million.